QUARTERLY REPORT

for the period ended 31 December 2011

1BHIGHLIGHTS

FINANCIAL

-	Cash receipts from debtors for the quarter was US$1.7 million
-	Samson has recorded a closing cash balance for the quarter of US$42.4 million

OPERATIONAL

-	Fracking operations on the Everett #1-15H well in the North Stockyard Field, North Dakota commenced in December with 1.6 million pounds of proppant placed in 20 stages. The well flowed during drill-out operations as well as during the procedure to land the production tubing resulting in hourly measured flow rates varying from 528 BOPD to 2,112 BOPD. During the first 24-hour period of production, the well produced 1,373 BOEPD. The well has now been producing for two weeks at an average rate of 884 BOEPD.

-	In the Hawk Springs Project (Goshen County, WY), Samson’s first Niobrara appraisal well, the Defender US33 #2-29H, was fracked in 15 stages. Following year-end, the well was placed on pump and is currently producing between 400-500 barrels of fluid per day with a 30% oil cut. The Defender well is the now the most northerly located Niobrara oil well discovery in the D-J Basin.

-	The Spirit of America US34 #1-29 vertical well was drilled, but was unsuccessful in reaching the Lower Permian and Pennsylvanian targets due to the bottom-hole assembly getting mechanically stuck in the Upper Permian Goose Egg Salt section. This well will be re-drilled at a later date this year in order test the two Permian and Pennsylvanian conventional targets down to a depth of 11,000’.

-	On the Fort Peck Indian Reservation in Roosevelt County, Montana, the Australia II 12 KA 6 well was successfully drilled to a measured depth of 14,972’ and the Gretel II 12 KA 3 well is currently in the process of being drilled. Both wells are scheduled to be fracture stimulated during the 1st quarter of 2012.

LAND

-	Samson’s current land position in the Hawk Springs projects stands at 18,000 net acres after assuming that our farmin partner exercises their option to drill the second farmin well.

-	Samson’s current land position in the Roosevelt Project is 23,000 acres (subject to FPEC’s back in right) and is most likely to be a net 31,000 acres (should Samson elect to exercise its current option and FPEC elect its back in right) with potential to grow that position to a net 35,000 acres with additional leasing activity.

SAMSON OIL & GAS LIMITED

December 2011 Quarterly Report

DRILLING PROGRAMME 2012

Roosevelt Project, Roosevelt County, Montana

Mississippian Bakken Formation, Williston Basin

Australia II 12 KA 6 and Gretel II 12 KA 3

Samson 100% Working Interest (subject to a 33.34% back-in)

Following the drilling of the two initial Bakken appraisal wells [the Australia II 12 KA 6 well (completed) and Gretel II 12 KA 3 well (in progress)], both wells will be fracture stimulated and the production will be evaluated prior to beginning the development program. If commercial production is established at Australia II 12 KA 6 or Gretel II 12 KA 3, the development program would commence and include the drilling of the Australia III 12 KA 9 well (permitted) and the Australia IV 12 KA 16 well (permitted and surface casing set).

Hawk Springs Project, Goshen County, Wyoming

Cretaceous Niobrara Formation, Northern D-J Basin

Defender US33 #2-29H

Samson 37.5% Working Interest

The recent production from the first Niobrara appraisal well, the Defender US33 #2-29H, is currently being evaluated in conjunction with data taken from logs and core to determine the next step to take in the development of the Niobrara Formation. The Defender well was drilled and funded 100% by Halliburton under their farmin agreement. Halliburton can earn into a second tranche acreage position within the Joint Venture area by drilling and funding 100% of another Niobrara horizontal well. The Defender well was completed with the plug and perf process in 15-stages, which involved the placement of 3,000,000 pounds of proppant into the Niobrara Formation.

Hawk Springs Project, Goshen County, Wyoming

Wildcat (Exploratory) targets in the Permian & Pennsylvanian, Northern D-J Basin

Spirit of America US34 #1-29

Samson 100% Working Interest

The Spirit of America US34 #1-29 well was unsuccessful in reaching the Lower Permian and Pennsylvanian targets due to getting stuck in the Upper Permian Goose Egg Salt section. This 11,000’ vertical well test will be re-drilled at a later date in order test the original Permian and Pennsylvanian conventional targets.

State GC Oil and Gas Field, Lea County, New Mexico

Permian Bone Spring Formation, Western Permian Basin

State GC #2

Samson 27% Working Interest

The Permian Bone Spring Formation in State GC#2 is waiting to be fracture-stimulated as soon as a frac crew becomes available to the operator.

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SAMSON OIL & GAS LIMITED

December 2011 Quarterly Report

PROJECTS

Roosevelt Project, Roosevelt County, Montana

Mississippian Bakken Formation, Williston Basin

Samson (Initially 100% subject to a 33.34% back-in)

Samson owns 22,643 acres of leasehold (subject to a 33.4% back in) in the Roosevelt Project and retains the option to acquire additional acreage within the project area, which on a most likely case basis will result in Samson having a net acreage position of 31,000 acres after a back in has been exercised.

The first two initial wells, Australia II 12 KA 6 and Gretel II 12 KA 3, are 4,500 foot laterals in the middle Bakken Formation. The Australia II well was drilled in the 4th quarter and the drilling of the Gretel II was in progress at the time of this report. Both wells will be fracture stimulated using a multi-stage, external casing packer completion technique by the end of the 1st quarter. Good gas and oil shows were recorded on the mudlog while drilling through the Bakken Formation in the Australia II 12 KA 6 well. Although not expected to be drilled immediately, a permit has been received for Australia III KA 9.

Following the drilling of the two initial appraisal wells, FPEC will have the right to back into a 33.34% position by reimbursing Samson’s acreage and drilling costs to the extent of that equity. In such an event, Samson will have a 66.66% working interest and a 53.34% net revenue interest.

FPEC is owned by North American Resource Partners (NARP) and the Assiniboine and Sioux Tribes. NARP is a portfolio company of Quantum Energy Partners, a private equity fund with substantial experience in energy transactions with Indian Nations. While Samson is not part of FPEC or NARP, the importance of having the Fort Peck Tribes as equity partners, albeit indirectly, was an important part of Samson’s decision to invest in the Roosevelt Project.

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 SAMSON OIL & GAS LIMITED

December 2011 Quarterly Report

North Stockyard Oilfield, Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Samson various Working Interests

Samson now has seven producing wells in the North Stockyard Field after the Everett #1-15H well was fracture stimulated in December. These wells are located in Williams County, North Dakota, in Township 154N Range

99W.

1.	The Harstad #1-15H well (34.5% working interest) averaged 36 BOPD and 12 Mcf/D for the quarter from the Mississippian Bluell Formation. The well has performed as expected with a cumulative gross production of 95 MSTB and 82 MMcf.

2.	The Leonard #1-23H well (10% working interest, 37.5% after non-consent penalty) averaged 43 BOPD and 54 Mcf/D during the quarter. This well was drilled as a horizontal lateral into the highly productive middle member of the Bakken Formation. To date, the Leonard #1-23H well has produced approximately 91 MSTB and 89 MMcf.

3.	The Gene #1-22H well (30.6% working interest) produced at an average daily rate of 58 BOPD and 32 Mcf/D during the quarter. The average daily rate is lower this quarter due to the well being worked over for rod pump failure and tubing failure. The cumulative production to date is approximately 104 MSTB and 115 MMcf.

4.	The Gary #1-24H (37% working interest) well averaged 121 BOPD and 180 Mcf/D during the quarter. The cumulative production to date is approximately 101 MSTB and 161 MMcf.

5.	The Rodney #1-14H (27% working interest) well produced at an average daily rate of 181 BOPD and 302 Mcf/D. The cumulative production to date is approximately 64 MSTB and 75 MMcf.

6.	Earl #1-13H (32% working interest) well produced at an average daily rate of 289 BOPD and 360 Mcf/D. These average rates take into account several down days due to well workovers. Cumulative production to date is approximately 97 MSTB and 125 MMcf.

7.	The Everett #1-15H well was the sixth Bakken well drilled in the North Stockyard Field and was fracture stimulated in December. During the first 24-hour period of production, the well produced 1,176 BOPD and 1,180 Mcf/D. The well has produced at an average daily rate of 740 BOPD and 865 Mcf/D during its first two weeks of production.

Samson’s net average daily (after royalties) production rate for the quarter is set out below:

Well	Net Mcf/D	Net BOPD	Net BOEPD
Leonard #1-23H	0.69	3.17	3.29
Harstad #1-15H	3.10	11.1	11.62
Gene #1-22H	1.33	12.49	12.71
Gary #1-24H	43.86	34.16	41.47
Rodney #1-14H	37.64	40.06	46.33
Earl #1-13H	80.49	68.70	82.12
Total	167.11	169.68	197.53

Sabretooth Gas Field, Brazoria County Texas

Oligocene Vicksburg Formation, Gulf Coast Basin

Samson 12.5% Working Interest

Production for the Davis Bintliff #1 well averaged 4.3 MMcf/D and 48 BOPD for the quarter, which is essentially a constant rate from inception. Cumulative production to date is approximately 4.2 Bscf and 50 MBO.

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SAMSON OIL & GAS LIMITED

December 2011 Quarterly Report

Diamondback Prospect, Jefferson County Texas

Oligocene Marginulina Frio Sandstone, Gulf Coast Basin

The Diamondback #1 well was scheduled to spud in June 2011, but as is normal practice, a title opinion was obtained ahead of commencing drilling operations. This opinion provided some uncertainty as to the ownership of a lease that had been acquired previously by Samson, which with a contiguous (undisputed) lease gave Samson 100% equity in the prospect. Samson has been endeavoring to resolve the ownership and is continuing to sort out the title issues.

The well will be located in Jefferson County, Texas approximately 9.5 miles south of the town of Fannett. The well has been permitted to a depth of 8,900 feet to test a bright spot anomaly in the prolific Oligocene Marginulina Frio sand.

State GC Oil and Gas Field Lea County New Mexico

Permian Bone Spring Formation, Western Permian Basin

Samson 27% Working Interest

The State GC oil and gas field is located in Lea County, New Mexico, and includes two wells, which produced at an average rate of 48.6 BOPD and 81.0 Mcf/D. This rate is expected to increase after the Permian Bone Spring Formation interval in the State GC#2 well is fracture stimulated. This operation has been delayed because of the unavailability of hydraulic fracturing services.

Hawk Springs Project, Goshen County, Wyoming

Cretaceous Niobrara Formation, Northern D-J Basin

Samson 100% to 37.5% Working Interest

Samson is currently evaluating new production data and core data from the Defender US33 #2-29H well in preparation for the design of a new Niobrara well. The last outstanding lease is being finalized so that a replacement well for the Spirit of America well can be drilled in the second quarter of 2012.

Samson has two contiguous areas in the Hawk Springs Project. One of the areas is a joint venture with a private company and is subject to the Halliburton Joint Venture (HJV). Post completion of the Halliburton farmin, Samson will have a net 5,125 acres and outside of the HJV area Samson has a net 13,079 acres, amounting to total net acreage of 18,199 acres. Within the HJV area Samson will remain Operator; however, Halliburton will be providing project management services along with regular oil field services to effect the drilling, completion and fracture stimulation of the wells drilled.

Harrod Oilfield, Campbell County, Wyoming

Pennsylvanian Minnelusa Formation, Powder River Basin

Samson 25% working interest

The Harrod 4-2 well has been producing steadily and has averaged 9.1 BOPD for the quarter.

PRODUCTION

	GAS Mcf	GAS US$	OIL Bbls	OIL US$	TOTAL US$
September Quarter	59,181	321,174	24,912	2,096,645	2,417,819
December Quarter	58,487	279,433	18,580	1,679,698	1,959,131

In some cases revenue is yet to be received and is therefore an estimate

The quarterly oil production was down principally because the Gene well in the North Stockyard suffered both a tubing and rod pump failure and was consequently out of production for a month during the quarter. This well is currently being worked over.

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SAMSON OIL & GAS LIMITED

December 2011 Quarterly Report

Average commodity prices:

	GAS US$/Mcf	OIL US$/Bbl
September 2011 Quarter	$5.42	$84.16
December 2011 Quarter	$4.77	$90.40

FINANCIAL

Treasury management

Given that Samson’s business is conducted in the US, the Directors determined that the company’s cash balance should be maintained largely in that currency. In order to diversify the deposit risk, a treasury management policy was adopted such that the cash was distributed as follows:

Bank of the West (Samson’s trading bank)	US$	1,441,352
Bank of New York Mellon	US$	25,015,534
National Australia Bank	US$	10,018,913
National Australia Bank	A$	5,938,249

Foreign Exchange Rates

The closing A$:US$ exchange rate on 31 December 2011 was 1.0156. The average A$:US$ exchange rate for the quarter was 1.0118.

The Company’s cash position at 31 December 2011 was as follows:

US$ (‘000’s)
Cash at bank and on deposit	:	42,404
42,404

For and on behalf of the Board of	For further information please contact
SAMSON OIL & GAS LIMITED	Denis Rakich, Company Secretary, on 08 9220 9882

TERRY BARR	Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.
Managing Director

31 January 2012
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SAMSON OIL & GAS LIMITED

December 2011 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	31 December 2011

Consolidated statement of cash flows

Cash flows related to operating activities		Current quarter $US’000	Year to date (6.months) $US’000
1.1	Receipts from product sales and related debtors	1,726	4,487
1.2	Payments for (a) exploration & evaluation	(12,086)	(14,342)
	(b) development	-	(2,025)
	(c) production	(456)	(1,082)
	(d) administration	(996)	(3,118)
1.3	Dividends received	-	-
1.4	Interest and other items of a similar nature received	83	196
1.5	Interest and other costs of finance paid	-	-
1.6	Income taxes paid	-	(40)
1.7	Other (provide details if material)	(38)	-
	Net Operating Cash Flows	(11,767)	(15,924)
	Cash flows related to investing activities
1.8	Payment for purchases of:
	(a) prospects	-	-
	(b) equity investments	-	-
	(c) other fixed assets	-	(54)
1.9	Proceeds from sale of:
	(a) prospects	-	-
	(b) equity investments	-	-
	(c) other fixed assets	-	-
1.10	Loans to other entities	-	-
1.11	Loans repaid by other entities	-	-
1.12	Other (provide details if material)	-	-
	Net investing cash flows	-	(54)
1.13	Total operating and investing cash flows (carried forward)	(11,767)	(15,978)

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SAMSON OIL & GAS LIMITED

December 2011 Quarterly Report

1.13	Total operating and investing cash flows (brought forward)	(11,767)	(15,978)
	Cash flows related to financing activities
1.14	Proceeds from issues of shares, options, etc.	6	296
1.15	Proceeds from sale of forfeited shares	-	-
1.16	Proceeds from borrowings	-	-
1.17	Repayment of borrowings	-	-
1.18	Dividends paid	-	-
1.19	Other (provide details if material)	-	-
	Net financing cash flows	6	296
	Net increase (decrease) in cash held	(11,761)	(15,682)
1.20	Cash at beginning of quarter/year to date	53,947	58,448
1.21	Exchange rate adjustments to item 1.20	218	(362)
1.22	Cash at end of quarter	42,404	42,404

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $US'000
1.23	Aggregate amount of payments to the parties included in item 1.2	180
1.24	Aggregate amount of loans to the parties included in item 1.10	-

1.25	Explanation necessary for an understanding of the transactions
	Monies paid to Directors for salary and fees

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

2.2	Details of outlays made by other entities to establish or increase their share in projects in which the reporting entity has an interest

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SAMSON OIL & GAS LIMITED

December 2011 Quarterly Report

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	-	-
3.2	Credit standby arrangements	-	-

Estimated cash outflows for next quarter

		$US’000
4.1	Exploration and evaluation	8,405
4.2	Development	-
4.3	Production	333
4.4	Administration	1,501
	Total	10,239

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows		Current quarter $US’000	Previous quarter $US’000
5.1	Cash on hand and at bank	882	1,859
5.2	Deposits at call	41,522	52,088
5.3	Bank overdraft	-	-
5.4	Other (provide details)	-	-
	Total: cash at end of quarter (item 1.22)	42,404	53,947

Changes in interests in mining tenements

		Tenement reference	Nature of interest (note (2))	Interest at beginning of quarter	Interest at end of quarter
6.1	Interests in mining tenements relinquished, reduced or lapsed
6.2	Interests in mining tenements acquired or increased

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SAMSON OIL & GAS LIMITED

December 2011 Quarterly Report

Issued and quoted securities at end of current quarter – all reference to option exercise price is in AUSTRALIAN DOLLARS

Description includes rate of interest and any redemption or conversion rights together with prices and dates.

		Total number	Number quoted	Issue price per security (see note 3) (Australian cents)	Amount paid up per security (see note 3) (Australian cents)
7.1	Preference +securities (description)
7.2	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs, redemptions
7.3	+Ordinary securities	1,750,549,320	1,750,549,320
7.4	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs	379,950	379,950	1.5c
7.5	+Convertible debt securities (description)
7.6	Changes during quarter (a) Increases through issues (b) Decreases through securities matured, converted

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SAMSON OIL & GAS LIMITED

December 2011 Quarterly Report

7.7	Options (description and conversion factor)	5,379,077 2,000,000 245,961,477 1,000,000 29,000,000 31,500,000 4,000,000 4,000,000	- - 245,961,477 - - - - -	Exercise price 30c 25c 1.5c 20c 8c 8c 16.4c 15.5c	Expiry date 10.10.2012 11.05.2013 31.12.2012 20.11.2013 31.10.2014 31.12.2014 31.12.2014 31.10.2015
7.8	Issued during quarter	4,000,000		15.5c	31.10.2015
7.9	Exercised during quarter	379,950		1.5c	31.12.2012
7.10	Expired during quarter	-	-	-	-
7.11	Debentures (totals only)
7.12	Unsecured notes (totals only)

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act or other standards acceptable to ASX (see note 5).

2	This statement does give a true and fair view of the matters disclosed.

Sign here:	Date: 31 JANUARY 2012

(Company secretary)

Print name:      Denis Rakich

Notes

1	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2	The “Nature of interest” (items 6.1 and 6.2) includes options in respect of interests in mining tenements acquired, exercised or lapsed during the reporting period. If the entity is involved in a joint venture agreement and there are conditions precedent which will change its percentage interest in a mining tenement, it should disclose the change of percentage interest and conditions precedent in the list required for items 6.1 and 6.2.

3	Issued and quoted securities The issue price and amount paid up is not required in items 7.1 and 7.3 for fully paid securities.

4	The definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows apply to this report.

5	Accounting Standards ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

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